Exhibit 3.2

BY-LAWS
OF
CITIGROUP INC.
As amended effective May 1, 2024

BY-LAWS
OF
CITIGROUP INC.

ARTICLE I
LOCATION
SECTION 1. The location of the registered office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.
SECTION 2. The Company shall, in addition to the registered office in the State of Delaware, establish and maintain an office within or without the State of Delaware or offices in such other places as the Board of Directors may from time to time find necessary or desirable.
ARTICLE II
CORPORATE SEAL
SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the words “Incorporated Delaware.”
ARTICLE III
MEETINGS OF STOCKHOLDERS
SECTION 1. The annual meeting of the stockholders, or any special meeting thereof, shall be held either in the City of New York, State of New York, or at such other place as may be designated by the Board of Directors or group of Directors calling any special meeting.
SECTION 2. Stockholders entitled to vote may vote at all meetings either in person or by proxy authorized electronically or by an instrument in writing executed in any manner permitted by law or transmission permitted by law. All proxies shall be filed with the Secretary of the meeting before being voted upon.
SECTION 3. A majority in amount of the stock issued, outstanding and entitled to vote represented by the holders in person or by proxy shall be requisite at all meetings to constitute a quorum for the election of Directors or for the transaction of other business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If at any annual or special meeting of the stockholders, a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, to the extent required by law a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 4. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors may determine by resolution. The business to be transacted at the annual meeting shall include the election of Directors and such other business as may properly come before the meeting. Except as otherwise set forth in the Certificate of Incorporation, each holder of voting stock shall be entitled to one vote for each share of such stock standing registered in his or her name.
SECTION 5. Notice of the annual meeting shall be given by the Secretary to each stockholder entitled to vote, at his or her last known address, at least 10 days but not more than 60 days prior to the meeting.
SECTION 6. Special Meetings.
(a)    Special Meetings Called by Chair or Chief Executive Officer. Special meetings of the stockholders may be called by the Chair or the Chief Executive Officer. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or by the vote of the Board of Directors.
(b)    Stockholder Requested Special Meetings. A special meeting of stockholders shall be called by the Board upon the written request to the Secretary of record holders of at least fifteen percent of the outstanding common stock of the Company.
(1)A written request for a special meeting of stockholders shall be signed by each record stockholder, or Qualified Representative (as defined below in Section 13) of such record stockholder, requesting a special meeting and shall set forth: (i) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder as it appears on the Company’s stock ledger; (iii) the number of shares of the Company’s common stock owned of record and beneficially by each such stockholder; and (iv) as to each record stockholder making a request and any beneficial owner on whose behalf such stockholder is making such request, the Background Information (as defined below in Section 13). The requirement set forth in clause (iv) of the immediately preceding sentence shall not apply to (A) any stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act (as defined below in Section 13) by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) any record stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner. A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary.
(2)Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the receipt by the Company of a properly submitted request to call a special meeting from at least fifteen percent of the outstanding common stock of the Company. A special meeting requested by stockholders shall not be held if either (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the Company which included the purpose specified in the request.
(c)    Business to be conducted at a special meeting may only be brought before the meeting pursuant to the Company’s notice of meeting; provided however that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any stockholder requested special meeting. The Board of Directors may fix a record date to determine the holders of common stock who are entitled to deliver written requests for a special meeting. If the business to be transacted at a special meeting includes director elections, then stockholder nominations of persons for director election at the special meeting shall be made only as follows. A stockholder who delivered a written request to cause the calling of the special meeting may nominate directors for election only by including, in the request for the special meeting delivered in accordance with Section 6(b)(1) above, a written notice of nomination setting forth the information required by Sections 11(c)(i), (iii), (iv) and (v). For any other stockholder to nominate persons for election to the Board of Directors at any special meeting, such stockholder must comply with the provisions of Section 11 that are applicable to special meetings of stockholders and must deliver to the Company a written notice of nomination setting forth the information required by Sections 11(c)(i), (iii), (iv) and (v) and such notice must be received by the Secretary at the principal executive offices of the Company no later than the later of the 90th day prior to the date such special meeting is first convened or the 10th day after

Public Announcement (as defined below in Section 13) is first made of (i) the date of the special meeting and (ii) if the Board of Directors will present nominees for director election at such meeting, of the nominees to be proposed for election by the Board of Directors. In no event shall an adjournment of a special meeting, or postponement of any previously scheduled special meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (1) by or at the direction of the Board of Directors or (2) by a record stockholder in accordance with the notice procedures set forth in this paragraph.
SECTION 7. Notice of each special meeting, indicating briefly the object or objects thereof, shall be given by the Secretary to each stockholder entitled to vote at his or her last known address, at least 10 days but not more than 60 days prior to the meeting. Only such business shall be conducted at a special meeting of stockholders as shall be stated in the Company’s notice of the meeting.
SECTION 8. If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chair or the Chief Executive Officer may call such meeting, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.
SECTION 9. The Company may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
SECTION 10. The officer presiding at any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. He or she shall have the power to adjourn the meeting to another place, date and time.
SECTION 11. Advance Notice of Director Nominations and Other Business Proposals.
(a)Nominees for director will be eligible for election at an annual meeting of stockholders only if the nominations are submitted in one of the following manners: (i) by or at the direction of the Board of Directors, (ii) by any stockholder of record of the Company at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section or (iii) by any stockholder of record who has complied with the requirements and procedures set forth in Section 12 and whose nominees are included in the Company’s proxy materials with respect to such meeting. Business (other than nominations of candidates for election as director) may be presented for stockholder action at an annual meeting of stockholders only if the proposals are submitted in one of the following manners: (i) pursuant to the Company’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Company at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, clauses (ii) and (iii) of the first sentence of this paragraph and clause (iii) of the second sentence of this paragraph shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act (as defined below in Section 13)) at an annual meeting of stockholders.
(b)For nominations to be properly brought before an annual meeting by a record stockholder pursuant to clause (ii) of the first sentence of the foregoing paragraph or for business to be properly brought before an annual meeting by a record stockholder pursuant to clause (iii) of the second sentence of the foregoing paragraph, (a) the record stockholder must have given timely notice thereof in writing to the Secretary of the Company, (b) any such business must be a proper matter for stockholder action under Delaware law and (c) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below in Section 11(c)(iv)) required by these By-laws and must have complied with the other applicable provisions of these By-laws. To be timely, a record stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not more than 120 days and not less than 90 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the record stockholder to be timely must be so delivered, or mailed and received, not later than the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined below in Section 13) of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no Public Announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Company at least 10 days before the last day a record stockholder may deliver a notice of nomination in accordance with the preceding sentence, a record stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the 10th day following the day on which such Public Announcement is first made by the Company. In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a record stockholder’s notice.
(c)    Such record stockholder’s notice shall set forth:
(i)if such notice pertains to the nomination of directors, as to each person whom the record stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected and (B) a completed director questionnaire signed by each such nominee (a form of which shall be provided by the Secretary of the Company within 10 days following a request therefor by a record stockholder);
(ii)as to any business that the record stockholder proposes to bring before the meeting, a brief description of such business (including the text of any resolutions proposed for consideration and, in the case of proposed By-law amendment(s), the language of the proposed amendment(s)), the reasons for conducting such business at the meeting and any material interest (including a substantial interest, within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such record stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
(iii)the Background Information, as defined below in Section 13;
(iv)a statement (A) whether or not the record stockholder, any beneficial owner or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination or business proposal and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne (directly or indirectly) by each participant in such solicitation, (B) whether such person or group, in the case of a proposal of business other than nominations, will deliver a proxy statement and form of proxy (through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) [Notice of Internet Availability of Proxy Materials] or Exchange Act Rule 14a-16(n) [Full Set Delivery]) to holders (including beneficial owners pursuant to Exchange Act Rule 14b-1 and Exchange Act Rule 14b-2) of at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to carry the business proposal (if applicable), (C) confirming that such person or group, in the case of any nomination (except for a nomination made by an Eligible Stockholder pursuant to Section 12), will solicit the holders of at least 67% of the voting power of the Company’s stock entitled to vote generally in the election of directors in support of director nominees other than the Company’s nominees, and (D) whether any such person or group intends to otherwise solicit proxies from stockholders in support of a proposal or nomination (such statements collectively, a “Solicitation Statement”); and
(v)a representation that immediately after any such person or group has solicited the applicable percentage of holders referenced in the foregoing clause (iv), the record stockholder (or beneficial owner, as applicable) will provide the Company with documents, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Company’s stock.
(d)    At any time before the applicable annual or special meeting of stockholders, the Company may require the following persons to provide the following information to the Company within 5 business days of a request therefor: (1) any proposed nominee must provide such other information as the Company may require to assess the background of such nominee and to determine the independence of such nominee under the Exchange Act and any applicable stock exchange rules; and (2) any proposed nominee and any stockholder (and beneficial owner, as applicable) must provide any information that the Company determines is required to determine whether any one or more persons have complied with this Section 11.
(e)    Any stockholder (or beneficial owner) directly or indirectly soliciting proxies from other stockholders (or beneficial owners) in connection with an annual or special meeting of stockholders must use a proxy card color other than white, and the white proxy card shall be used exclusively for solicitations by or on behalf of the Board of Directors.
(f)    Notwithstanding the foregoing provisions of this Section 11, Section 6 and Section 12, a stockholder (and beneficial owner, as applicable) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11, Section 6 and Section 12, and a violation of any such requirements shall be deemed a violation of these By-laws.
(g)     Only such persons who are nominated in accordance with this Section 11 or Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11 and, if applicable, Section 6. Without limiting any remedy available to the Company, a stockholder may not present nominations for director or business at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies have been solicited in respect of such vote may have been received by the Company, if such stockholder, any beneficial owner (as applicable) or any nominee for director (as applicable) acted contrary to any representation, statement, certification or agreement required by this Section 11 (or Section 6 or Section 12, as applicable), otherwise failed to comply with these By-laws (or with any law, rule or regulation identified in these By-laws) or provided false or misleading information to the Company.
(h)    The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law or otherwise determined by the chair of the meeting, if none of: (i) the record stockholder who has submitted a notice of a nomination or business proposal under this Section 11 or (ii) a Qualified Representative (as defined below in Section 13) of such record stockholder, appears at the annual or special meeting of stockholders of the Company to present the nomination(s) or other business proposal, such nomination(s) or business proposal shall be disregarded.
SECTION 12.
(a)Proxy Access. Subject to the terms and conditions set forth in these By-laws, in connection with an annual meeting of stockholders, the Company shall include (i) in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below in Section 12(e)) and (ii) in its proxy statement the Required Information (as defined below in Section 12(c)) relating to any Stockholder

Nominee. For the avoidance of doubt, the provisions of this Section 12 shall not apply to a special meeting of stockholders, and the Company shall not be required to include a director nominee of a stockholder or any other person in the Company’s proxy statement or form of proxy for any special meeting of stockholders except to the extent required by Exchange Act Rule 14a-19.
(b)Timeliness of Notice. To nominate a Stockholder Nominee, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Company’s proxy materials pursuant to this Section 12 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than the 150th day and no later than the 120th day prior to the one-year anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”), provided that in the event that the date of such annual meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the prior year’s annual meeting of stockholders, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered, or mailed and received, not later than the later of (i) the 120th day prior to such annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined below in Section 13) of the annual meeting date is first made by the Company. In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 12.
(c)Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary a written statement for inclusion in the Company’s proxy statement for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement, an Eligible Stockholder must submit the Statement to the Secretary at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary. Notwithstanding anything to the contrary contained in this Section 12, the Company may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law or regulation. For purposes of this Section 12, the “Required Information” that the Company will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act (as defined below in Section 13); and (ii) if the Eligible Stockholder so elects, a Statement (defined above). Nothing in this Section 12 shall limit the Company’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.
(d)Number of Stockholder Nominees. The maximum number of Stockholder Nominees appearing in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election by the holders of common stock as of the Final Proxy Access Nomination Date, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 20% (the number determined pursuant to clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall be reduced by the number of director candidates for which the Company shall have received one or more notices that a stockholder intends to nominate such director candidates at such applicable annual meeting of stockholders pursuant to clause (ii) of the first sentence of Article III, Section 11(a) of these By-laws. The Permitted Number shall be further reduced by the number of director candidates who were Stockholder Nominees at any of the three annual meetings of stockholders preceding the applicable annual meeting and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. The Permitted Number shall also be reduced by the number of director candidates whose names were submitted for inclusion in the Company’s proxy materials pursuant to this Section 12, but who were thereafter nominated by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Permitted Number, each Eligible Stockholder will select one

Stockholder Nominee for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Company. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 12 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 12) other than due to a failure by the Company to include such Stockholder Nominee in the proxy materials in violation of this Section 12, no other nominee or nominees (other than any Stockholder Nominee already determined to be included in the Company’s proxy materials who continues to satisfy the eligibility requirements of this Section 12) shall be included in the Company’s proxy materials or otherwise submitted for director election pursuant to this Section 12.
(e)Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more persons who own and have owned (as defined below in Section 12(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Company, shares representing at least 3% of the shares of common stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Company and the date of the applicable annual meeting of stockholders, provided that the aggregate number of persons whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement, shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one owner for the purpose of determining the aggregate number of stockholders in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 12, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 12. No person (other than a Custodian Holder) may be a member of more than one group constituting an Eligible Stockholder under this Section 12.
(f)Definition of Ownership. For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person has sold in any transaction that has not been settled or closed, (B) that a person has borrowed or purchased pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership may recall such loaned shares on three business days’ notice and during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(g)    Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each record stockholder, fund comprising a Qualifying Fund and any other person whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder but not with respect to a Custodian Holder (as defined below in Section 13)):
(i)with respect to each of the Stockholder Nominee(s) and the Eligible Stockholder, the Background Information (as defined below in Section 13);
(ii)with respect to the Eligible Stockholder, the number of shares that the Eligible Stockholder is deemed to own for the purposes of this Section 12;
(iii)the written consent of each Stockholder Nominee to being named in the Company’s proxy materials as a nominee and to serving as a director if elected;
(iv)a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(v)with respect to each Stockholder Nominee, all information relating to such Stockholder Nominee as would be required to be disclosed in a solicitation of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act; and
(vi)a completed director questionnaire signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Company within 10 days following a request therefor by a record stockholder).
In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (including, as applicable, a signed and written agreement with respect to each record stockholder, fund comprising a Qualifying Fund and any other person whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder but not with respect to a Custodian Holder) setting forth:
(i)a representation that the Eligible Stockholder (A) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee(s), (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any person any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Company, and (F) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 12;
(ii)a representation that (A) within five business days after the date that the Notice of Proxy Access Nomination is sent to the Company, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) that, as of a date within seven calendar days prior to the date that the Notice of Proxy Access Nomination is delivered to or mailed and received by the Company, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (B) within five business days after the record date for determining the stockholders entitled to vote at the annual meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (C) the Eligible Stockholder will provide immediate written notice to the Company if the

Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;
(iii)in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(iv)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 12, (C) file with the Securities and Exchange Commission any solicitation or other communication with the Company’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (D) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide the Company prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Company. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation satisfactory to the Company that demonstrates that the funds comprising the Qualifying Fund are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act; and
(v)an agreement and waiver by the Eligible Stockholder, in a form reasonably acceptable to the Company, providing that, if any of such Eligible Stockholder’s Stockholder Nominee(s) are elected at the annual meeting to which such Eligible Stockholder’s Notice of Proxy Access Nomination relates, for the following three annual meetings, the Eligible Stockholder will not, and irrevocably waives any right to, nominate any candidates for director election other than a nomination submitted pursuant to, and subject to the terms and conditions of, this Section 12.
(h)    Information and Agreements from Stockholder Nominees. At the request of the Company, each Stockholder Nominee must: (i) provide an executed agreement, in a form satisfactory to the Company, that (A) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Company’s Corporate Governance Guidelines (including the Director Independence Standards attached as Exhibit A thereto) and Code of Conduct and any other Company policies and guidelines applicable to directors (which will be provided by the Company following a request therefor), (B) the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as Stockholder Nominee or as a director of the Company, in each case that has not been disclosed to the Company, and (C) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director; and (ii) provide within five business days of the Company’s request such additional information as the Company determines may be necessary to permit the Board of Directors to determine (A) if such Stockholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”) and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, (B) if such Stockholder Nominee has any direct or indirect relationship with the Company other than those relationships that have been deemed categorically immaterial pursuant to the Company’s Corporate Governance Guidelines and (C) if such

Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Company or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
(i)Ineligibility of Certain Stockholders to Use Proxy Access. Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 12 for the next two annual meetings of stockholders. Any Stockholder Nominee who is included in the Company’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 12 or any other provision of the Company’s By-laws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible or qualified for election at the relevant annual meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.
(j)Exclusion of Stockholder Nominees from Proxy Materials. The Company shall not be required to include, pursuant to this Section 12, a Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:
(i)if the Stockholder Nominee or the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
(ii)who is not independent under (A) the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, (B) any applicable rules of the Securities and Exchange Commission, the Federal Reserve Board, the OCC or any other regulatory body with jurisdiction over the Company or (C) any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, in each case as determined by the Company;
(iii)who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), is not experienced in matters of risk management for the purposes of Regulation YY of the Federal Reserve Board, is not independent for the purposes of the requirements under the FDIC Improvement Act related to designation as an “outside director”;
(iv)whose election as a member of the Board of Directors would cause the Company to be in violation of these By-laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Company is listed, or any applicable state or federal law, rule or regulation; who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914 (as amended from time to time);
(v)whose election as a member of the Board of Directors would cause the Company to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Federal Reserve Board, the OCC or the Federal Energy Regulatory Commission;
(vi)who is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act;

(vii)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(viii)who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended from time to time;
(ix)if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Company;
(x)if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-laws, including, without limitation, this Section 12 or fails to timely provide to the Company the information contemplated by Section 11(d); or
(xi)if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting.
For the purpose of this subsection (j), if any of the conditions set forth in clauses (ii) through (xii) are satisfied, then the applicable Stockholder Nominee shall not be included in the proxy materials and shall not be eligible or qualified for director election and if any of the conditions set forth in clause (i) are satisfied, then no Stockholder Nominees shall be included in the proxy materials and no Stockholder Nominee shall be eligible or qualified for director election.
(k)Conditional Resignations of Stockholder Nominees. Any Stockholder Nominee who is included in the Company’s proxy materials for an annual meeting of stockholders pursuant to this Section 12 shall tender an irrevocable resignation (resigning his or her candidacy for director election and, if applicable at the time of the determination made in the next sentence, resigning from his or her position as a director), in a form satisfactory to the Company, in advance of the annual meeting, provided that such resignation shall expire upon the certification of the voting results of that annual meeting of stockholders. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (i) the information provided pursuant to this Section 12 to the Company by such individual or by the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) such individual, or the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to these By-laws, including, without limitation, this Section 12.
(l)Interpretation; Application; Attendance of Eligible Stockholder at Annual Meeting. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 12 and to make any and all determinations necessary or advisable to apply this Section 12 to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder, (ii) whether a Notice of Proxy Access Nomination complies with this Section 12, (iii) whether a person satisfies the qualifications and requirements imposed by this Section 12 to be a Stockholder Nominee and (iv) whether any and all requirements of this Section 12 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Company and all record or beneficial owners of stock of the Company. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law or otherwise determined by the chair of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below in Section 13) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, no member of such group, appears at the annual meeting of stockholders of the Company to present its Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Company.
(m)    Exclusive Method of Proxy Access. Except for a nomination made in accordance with Exchange Act Rule 14a-19, this Section 12 shall be the exclusive method for stockholders (including beneficial owners of stock) to include nominees for director election in the Company’s proxy materials.
SECTION 13. As used in these By-laws, the following terms shall have the meanings set forth below:
(a)“Background Information” means the following information concerning a Disclosing Party: (A) the name and address of each such Disclosing Party (as defined below in Section 13(c)); (B) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such Disclosing Party; (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Disclosing Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (D) any proxy, contract, arrangement, understanding, or relationship (including the identities of all parties thereto) pursuant to which any Disclosing Party has a right to vote, directly or indirectly, any shares of any security of the Company; (E) any short interest in any security of the Company held by each such Disclosing Party (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (F) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such Disclosing Party that are separated or separable from the underlying shares of the Company; (G) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Disclosing Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (H) any performance-related fees (other than an asset-based fee) that each such Disclosing Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Disclosing Party’s immediate family sharing the same household; and (I) any other information relating to such Disclosing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in a contested election pursuant to Section 14 of the Exchange Act (which information set forth in this paragraph shall be supplemented by such Disclosing Party (i) not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting to make such information true and correct as of such record date; provided, that if such 10th day after the record date is after the date of the meeting, not later than the day prior to the meeting and (ii) not later than 10 days before the date of the meeting to make such information true and correct as of 5 p.m. Eastern time on the 15th day before the date of the meeting).
(b)“beneficial owner” of shares of capital stock of the Company shall include any person who is a “beneficial owner” of shares within the meaning of Section 13(d) of the Exchange Act.
(c) “Custodian Holder”, with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 12) any of the shares comprising the Required Shares of the Eligible Stockholder.
(d)    “Disclosing Party” means:
(i)with respect to the disclosure of Background Information pursuant to Section 6, any record stockholder making a request to call a special meeting, any beneficial owner on whose behalf any such stockholder is making such a request and any affiliate who controls either the foregoing record stockholder or beneficial owner, directly or indirectly, in each case other than (A) a stockholder or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) a record stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as a nominee on behalf of a beneficial owner;
(ii)with respect to the disclosure of Background Information pursuant to Section 11, the record stockholder providing a notice under Section 11 (other than a record stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as a nominee on behalf of a beneficial owner), the beneficial owner, if any, on whose behalf a nomination or proposal is made and any affiliate who controls either of the foregoing record stockholder or beneficial owner, directly or indirectly; and
(iii)with respect to the disclosure of Background Information pursuant to Section 12, the Stockholder Nominee(s) and the Eligible Stockholder (including (A) any fund comprising a Qualifying Fund or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder but excluding (B) any Custodian Holder).
(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
(f)    “person” includes, as applicable, any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization including a government or political subdivision or an agency or instrumentality thereof.
(g)    “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.
(h)    A “Qualified Representative” of a stockholder means a person that is a duly authorized officer, manager or partner of such stockholder or is authorized by a writing (a) executed by such stockholder, (b) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such stockholder to the Company prior to the taking of the action taken by such person on behalf of such stockholder and (c) stating that such person is authorized to act for such stockholder with respect to the action to be taken.
ARTICLE IV
DIRECTORS
SECTION 1. The affairs, property and business of the Company shall be managed by or under the direction of a Board of Directors, with the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The terms of Directors shall be as provided in the Certificate of Incorporation as amended from time to time. A nominee in an uncontested election shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For purposes of these By-laws, an “uncontested election” means any meeting of stockholders at which directors are elected and with respect to which either (i) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to Section 11 or Section 12 of Article III of these By-laws or (ii) if such notice has been submitted, all such nominees have been withdrawn by stockholders on or before the tenth day before the Company first mails its notice of meeting for such meeting to the stockholders. In all director elections other than uncontested elections, directors shall be elected by a plurality of the votes cast, and stockholders shall not be permitted to vote against any nominee for director. If the holders of preferred stock of the Company are entitled to elect one or more directors in accordance with a certificate adopted pursuant to Paragraph B of Article FOURTH of the Certificate of Incorporation, such directors shall be elected in accordance with this Section unless a different vote for election is specified in such certificate. If a nominee in an uncontested election is not elected by a majority vote, then the Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it deems relevant to the best interests of the Company. If the Board rejects the resignation or postpones its effective date, it shall issue a public statement that discloses the reason for its decision. Unless the Chair of the Board is an independent Director, the Board of Directors shall appoint a Lead Director who shall, in addition to the responsibilities set forth in the Corporate Governance Guidelines, preside at all meetings of the Board of Directors at which the Chair is not present, including executive sessions. The Lead Director shall be an independent Director as determined in accordance with the rules of the New York Stock Exchange. In addition to the powers and authorities expressly conferred upon the Board of Directors by these By-laws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of these By-laws. For purposes of these By-laws the term “entire Board of Directors” shall mean the total number of Directors as determined by the Board of Directors from time to time whether or not there exist any vacancies in previously authorized directorships.
SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation as amended from time to time.
SECTION 3. The Board of Directors shall have authority to determine from time to time, the amount of compensation that shall be paid to any of its members, provided, however that no such compensation shall be paid to any Director who is a salaried officer or employee of the Company or any of its subsidiaries. Directors shall be entitled to receive transportation and other expenses of attendance at meetings. Nothing herein contained shall be construed to preclude a Director or member of a committee from serving in any other capacity and receiving compensation therefor.
SECTION 4. The Company shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys’ fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer or employee at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of the Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.
The Company shall advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer or employee upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.
The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.
SECTION 5. Each Director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company or of any of its subsidiaries, or upon information, opinions, reports or statements made to the Company or any of its subsidiaries by any officer or employee of the Company or of a subsidiary or by any committee designated by the Board of Directors or by any other person as to matters such Director, officer or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
ARTICLE V
MEETINGS OF THE DIRECTORS
SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of stockholders in the City of New York, State of New York, or at such other place as may be designated by the Board of Directors, for the purpose of organization and the transaction of any other business which may properly come before the meeting.
SECTION 2. Regular meetings of the Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors or as determined by the Secretary upon reasonable notice to each Director.
SECTION 3. A majority of the total number of the entire Board of Directors shall constitute a quorum except when the Board of Directors consists of one Director, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
SECTION 4. Special meetings of the Board may be called by the Board of Directors, or the Chair, on one day’s notice, or other reasonable notice, to each Director, either personally, by mail or by electronic transmission, and may be held at such time and place as the Board of Directors, or the officer calling said meeting may determine. Special meetings may be called in like manner on the request in writing of three Directors. Special meetings of the full Board and executive sessions of the Board may be called in like manner by the Lead Director.
SECTION 5. In the absence of both the Secretary and an Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

ARTICLE VI
COMMITTEES
SECTION 1. The Board of Directors may designate committees of the Board and may invest such committees with all powers of the Board of Directors, except as otherwise provided in the General Corporation Law of the State of Delaware, subject to such conditions as the Board of Directors may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Directors.
ARTICLE VII
EXECUTIVE COMMITTEE
SECTION 1. The Executive Committee shall be composed of the Chair and such additional Directors not less than three, appointed by the Board, who shall serve until the next annual organization meeting of the Board and until their successors are appointed. A majority of the members of the Executive Committee shall constitute a quorum. The vote of the majority of members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. Any vacancy on the Executive Committee shall be filled by the Board of Directors.
SECTION 2. The Executive Committee may exercise all powers of the Board of Directors between the meetings of the Board except as otherwise provided in the General Corporation Law of the State of Delaware and for this purpose references in these By-laws to the Board of Directors shall be deemed to include references to the Executive Committee.
SECTION 3. Meetings of the Executive Committee may be called at any time upon reasonable notice, either personally, by mail or by electronic transmission, by the Chair, the Chair of the Executive Committee, or by any two members of the Executive Committee.
SECTION 4. In the absence of both the Secretary and an Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the Committee and report the same to the Board of Directors.

SECTION 5. The Board of Directors may designate from the members of the Executive Committee a Chair of the Executive Committee. If the Board of Directors should not make such designation, the Executive Committee may designate a Chair of the Executive Committee.
ARTICLE VIII
OFFICERS OF THE COMPANY
SECTION 1. The officers of the Company shall consist of a Chief Executive Officer and may include a Chair, a President or Co-Presidents, a Chief Operating Officer, one or more Vice Chairs, one or more Vice Presidents, a Secretary and a Treasurer. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by, or pursuant to the direction of, the Board of Directors.
ARTICLE IX
OFFICERS – HOW CHOSEN
SECTION 1. The Directors shall appoint a Chief Executive Officer. They may also appoint a Chair, a President or Co-Presidents, a Chief Operating Officer, one or more Vice Chairs, one or more Vice Presidents, a Secretary and a Treasurer to hold office for one year or until others are appointed and qualify in their stead or until their earlier death, resignation or removal.
SECTION 2. The Directors may also appoint such other officers and assistant officers as from time to time they may determine, and who shall hold office at the pleasure of the Board. In addition, the Directors may delegate to officers of the Company, as designated by the Chief Executive Officer, the authority to appoint and dismiss assistant officers and deputy officers within the respective officer’s area of supervision.
ARTICLE X
CHAIR
SECTION 1. The Directors shall elect a Chair annually from among their own number. The Chair shall preside at meetings of the Board of Directors. The Chair shall also have such powers and duties as may from time to time be assigned by the Board of Directors.
ARTICLE XI
CHIEF EXECUTIVE OFFICER
SECTION 1. The Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the Company.
SECTION 2. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect, and shall submit reports of the current operations of the Company to the Board of Directors at regular meetings of the Board, and annual reports to the stockholders.
ARTICLE XII
PRESIDENT
SECTION 1. In the absence of the Chief Executive Officer, the President or either Co-President shall exercise the powers and duties of the Chief Executive Officer. The President or either Co-President shall have general executive powers as well as the specific powers conferred by these By-laws. The President or either Co-President shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.
ARTICLE XIII
CHIEF OPERATING OFFICER
SECTION 1. In the absence of the Chief Executive Officer and the President or both Co-Presidents, the Chief Operating Officer shall exercise the powers and duties of the Chief Executive Officer. The

Chief Operating Officer shall have general executive powers as well as the specific powers conferred by these By-laws. The Chief Operating Officer shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.
ARTICLE XIV
VICE CHAIRS
SECTION 1. In the absence of the Chief Executive Officer, the President or both Co-Presidents and the Chief Operating Officer, and in the order of their appointment to the office, the Vice Chairs shall exercise the powers and duties of the Chief Executive Officer. The Vice Chairs shall have general executive powers as well as the specific powers conferred by these By-laws. Each of them shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.
ARTICLE XV
VICE PRESIDENTS
SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to such officer by the Board of Directors or, subject to Section 2 of Article XVIII, by the Chief Executive Officer. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which may reflect seniority, duties or responsibilities of such Vice President. The Chief Financial Officer, Treasurer, Controller and General Counsel shall have the powers and duties of a Vice President whether or not given that designation.
ARTICLE XVI
SECRETARY
SECTION 1. The Secretary shall attend all sessions of the Board of Directors and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the committees of the Board of Directors when required.
SECTION 2. The Secretary shall see that proper notice is given of all meetings of the stockholders of the Company and of the Board of Directors. In the Secretary’s absence, or in the case of his or her failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his or her duties and such other duties as may be prescribed by the Board of Directors.
SECTION 3. The Secretary shall keep account of certificates of stock, uncertificated shares or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.
SECTION 4. The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for, and the seal of the Company. The Secretary shall affix the seal to any instrument requiring the same and the seal, when so affixed shall be attested by the signature of the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.
ARTICLE XVII
TREASURER
SECTION 1. The Treasurer shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.
ARTICLE XVIII
DUTIES OF OFFICERS

SECTION 1. In addition to the duties specifically enumerated in the By-laws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors or by their superior officers.
SECTION 2. The Board of Directors may change the powers or duties of any officer or assistant officer, or delegate the same to any other officer, assistant officer or person.
SECTION 3. Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, or to his or her superior officers all matters within his or her knowledge which the interests of the Company may require to be brought to their notice.
SECTION 4. Unless otherwise directed by the Board of Directors, the Chair, the Chief Executive Officer, the President or either Co-President, the Chief Operating Officer, any Vice Chair, any Vice President or the Secretary of the Company shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.
ARTICLE XIX
CERTIFICATES OF STOCK, SECURITIES AND NOTES
SECTION 1. The shares of the Company shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Company and registered as they are issued. Certificates of stock, or other receipts and securities representing an interest in the capital of the Company, shall bear the signature of the Chair, the President or either Co-President, or any Vice Chair or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.
The Board of Directors may appoint one or more transfer agents and registrars, and may require all stock certificates, certificates representing any rights or options, and any written notices or statements relative to uncertificated stock to be signed by such transfer agents acting on behalf of the Company and by such registrars.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
SECTION 2. Nothing in this Article XIX shall be construed to limit the right of the Company, by resolution of the Board of Directors, to authorize, under such conditions as the Board may determine, the facsimile signature by any properly authorized officer of any instrument or document that the Board of Directors may determine.
SECTION 3. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before the same shall have been issued by the Company, such certificates of stock, notes and securities nevertheless may be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Company.
SECTION 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Company’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Company.
SECTION 5. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
SECTION 6. In the case of a loss or the destruction of a certificate of stock, a new certificate of stock or uncertificated shares may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors.
ARTICLE XX
NEGOTIABLE INSTRUMENTS AND CONTRACTS
SECTION 1. Any of the following officers who have been appointed by the Board of Directors to wit, the Chair, the Chief Executive Officer, the President or either Co-President, the Chief Operating Officer, the Vice Chairs, the Vice Presidents, the Secretary, the Treasurer or any other person when such other person is authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.
SECTION 2. The Chair, the Chief Executive Officer, the President or either Co-President, the Chief Operating Officer, any Vice Chair, any Vice President, the Secretary, the Treasurer or any other person, when such officer or other person has been appointed by the Board of Directors shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies, and (d) to execute contracts, powers of attorney or other documents to which the Company is a party.
SECTION 3. The Board of Directors may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of any of said officers or persons under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer or person for whom he or she may be appointed to act.
ARTICLE XXI
FISCAL YEAR
SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.
ARTICLE XXII
NOTICE
SECTION 1. Whenever under the provisions of the laws of the State of Delaware or these By-laws notice is required to be given to any Director, member of a committee, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by electronic transmission or in writing by depositing the same in the post office or letter box in a post paid, sealed wrapper, addressed to such Director, member of a committee, officer or stockholder at his or her address as the same appears in the books of the Company; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.
ARTICLE XXIII
WAIVER OF NOTICE

SECTION 1. A written waiver of any notice, signed by a Director, member of a committee, officer or stockholder, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.
ARTICLE XXIV
AMENDMENT OF BY-LAWS
SECTION 1. The Board of Directors, at any meeting, may alter or amend these By-laws, and any alteration or amendment so made may be repealed by the Board of Directors or by the stockholders at any meeting duly called. Any alteration, amendment or repeal of these By-laws by the Board of Directors shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors.